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                                                                    EXHIBIT 10.2



                                   CONOCO INC.
                      KEY EMPLOYEE TEMPORARY SEVERANCE PLAN


                  The Company hereby adopts the Conoco Inc. Key Employee Temporary Severance Plan for the benefit of certain employees of the Company and its subsidiaries, on the terms and conditions hereinafter stated. All capitalized terms used herein are defined in Section 1 hereof. This Plan is intended to be a welfare plan maintained primarily for a select group of management or highly compensated employees, within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended and shall be interpreted in a manner consistent with such intention.

SECTION 1. DEFINITIONS. As hereinafter used:

1.1 "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on August 17, 1999.

1.2 "Associate" shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

     1.3 "Beneficial Owner" shall mean, with reference to any securities, any Person if:

                  (a) such Person or any of such Person's Affiliates and Associates, directly or indirectly, is the "beneficial owner" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on August 17, 1999) such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

                  (b) such Person or any of such Person's Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding


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         (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to "beneficially own," (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

                  (c) such Person or any of such Person's Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or
         (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, "voting" a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a stockholder list, to call a stockholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

                           The terms "beneficially own" and "beneficially owning" shall have meanings that are correlative to this definition of the term "Beneficial Owner."


1.4 "Board" means the Board of Directors of the Company.

1.5 "Change in Control" shall mean any of the following occurring on or after the August 17, 1999:

                  (a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change of Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of
         (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

                  (b) individuals who, as of August 17, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to August 17, 1999 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent



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         Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened election contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

                  (c) the shareholders of the Company shall approve a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 70% of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action by the Board providing for such reorganization, merger or consolidation; or

         (d) the shareholders of the Company shall approve (i) a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B) and (C) of this subsection (d) are satisfied, or
         (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) more than 70% of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.



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1.6 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

1.7 "Common Stock" shall mean Class A common stock, par value $.01 per share, of the Company and the Class B common stock of the Company, par value $.01 per share of the Company.

1.8 "Company means the Conoco Inc. or any successors thereto.

1.9 "Employer" means the Company or any of its subsidiaries.

1.10 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

1.11 "Exempt Person" shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

1.12 "Exempt Rights" shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of August 17, 1999 or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

1.13 "Exempt Transaction" shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

1.14 "Person" shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

1.15 "Plan" means the Conoco Inc. Key Employee Temporary Severance Plan, as set forth herein, as it may be amended from time to time.

1.16 "Plan Administrator" means the person or persons appointed from time to time by the Board which appointment may be revoked at any time by the Board.

1.17 "Potential Change in Control" shall be deemed to have occurred if:



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         (a) the Company enters into a written agreement, the consummation of which would result in the occurrence of a Change in Control; or

         (b) any Person (including the Company) publicly announces an intention to take or to consider taking action which if consummated would constitute a Change in Control.

1.18 "Public Offering" shall mean the initial sale of common equity securities of the Company pursuant to an effective registration statement (other than a registration on Form S-4 or S-8 or any successor or similar forms) filed under the Securities Act of 1933.

1.19 "Voting Stock" shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

SECTION 2. ELIGIBILITY REQUIREMENTS

         You must be in Salary Grade 8 or above and meet both of the following requirements at the time of your termination to be eligible for Key Employee Temporary Severance Plan benefits:

o You must be a regular, full-time employee or a regular, part-time employee (but you must have worked at least 1 year as a regular, full-time employee immediately before going to regular part-time status) and

o You must have at least 1 full year of service from your most recent date of employment or reemployment.

If you are not in Salary Grade 8 or above and do not meet both of these requirements, you are not eligible to participate in the Plan or to receive severance benefits.

SECTION 3. QUALIFYING EVENTS

         You must meet the eligibility requirements and at least one of the qualifying events outlined below to receive Plan benefits.

o    You are terminated due to a reduction in force or

o Your current job is abolished or restructured to the extent it is not a comparable position(1) or

o Your current job is moved, essentially as it currently exists, to a location outside the immediate geographic area(2) or

----------

(1) A job is considered a comparable position if it is within one salary grade (or equivalent) of your current salary grade and the base salary is at least 80 percent of your base salary.

(2) A job is considered in the immediate geographic area if the distance from your residence to the location of the new position is not more than 35 miles greater than the distance from your residence to the location of your previous position.


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o    You are displaced by an individual returning from a Company-approved leave of absence (such as military or educational leave), or

o After a Change in Control, your Salary Grade level is reduced so that you are no longer eligible for benefits under this Plan.


You will not be eligible to receive Plan benefits if you have any "disqualifying events," even if you have met the eligibility requirements and have a qualifying event.

SECTION 4. DISQUALIFYING EVENTS

     You are not eligible to receive Plan benefits if any of the following events apply, even if you have met the eligibility requirements and a qualifying event has occurred.

     You are disqualified if you are:

o    Discharged by the Company for cause or if you resign;

o Offered and refuse a comparable position in the immediate geographic area with Conoco, DuPont, or an affiliated company;

o On a temporary assignment (including an expatriate assignment) or "special project" (including domestic assignments) and are offered and refuse a comparable position at the location from which you departed.

o Terminated or if you resign prior to the Company-designated termination date;

o    Terminated while on personal leave of absence;

o    A Conoco store employee;

o    Represented by a collective bargaining agreement;

o Scheduled off temporarily due to emergencies beyond management's control, such as fire, flood, strike, power failure, or transportation difficulty (including transportation strikes that force total or partial suspension of operations);

o Disabled on the date of termination and have qualified for Social Security disability benefits or, in the opinion of the Integrated Health Services Division, will qualify for such benefits as a result of a disability that exists on the date you are terminated;

o Offered employment under an agreement between Conoco, DuPont, or an affiliated company and a

     1. purchaser or recipient of Company assets, entered into in connection with the transfer or sale of such assets, or



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     2.   third-party provider of services to Conoco, entered into in connection with the "outsourcing" or provision of such services,

     if you:

     a.   accept the offered employment or

     b. reject the offered employment and the offered employment is a comparable position(1) in the immediate geographic area.(2)

     The important points to remember are that to be eligible for Plan benefits, you must meet the eligibility requirements, have a disqualifying event, and not have a disqualifying event.

SECTION 5. AMOUNT OF SEVERANCE PAY

         Plan benefits shall be equal to the sum of an employee's annual base salary and most recent annual global variable compensation payment. For purposes of this Section, annual base salary shall be determined immediately prior to the date a qualifying event occurs and annual global variable compensation shall be deemed to equal the annual global variable compensation earned by such employee pursuant to the annual bonus or global variable compensation plan maintained by the Company in respect to the fiscal year ending immediately prior to the date a qualifying event occurs. Plan benefits shall be in lieu of any payments or benefits which may otherwise be payable pursuant to any other severance plan, policy or program of the Company. It is determined that an employee has a right to a payment pursuant to any other severance plan, policy or program of the Company, the amount of benefits payable under this Plan shall be reduced by the amount payable pursuant to any other severance plan, policy or program of the Company.

         The Company shall be entitled to withhold from amounts to be paid hereunder, any federal, state or local withholding or other taxes or charges which it is from time to time required to withhold.

SECTION 6. PAYMENT OPTIONS

You have four optional forms of payment:

o    Lump sum at time of departure;

o 50 percent at time of departure and 50 percent the following January, without interest.

o 50 percent in the January after departure and 50 percent in the following January, without interest; or

o Semimonthly payments until equivalent severance amount is paid, without interest.

SECTION 7. REEMPLOYMENT AS A REGULAR EMPLOYEE

         If you have received severance pay from Conoco, DuPont, or any affiliated company and are reemployed as a regular, full-time employee or a regular, part-time employee by any of these companies, you will be required to reimburse the respective company a pro rata amount of



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severance pay for any unexpired period. The reimbursement amount will be determined by multiplying the number of days absent times the daily rate of severance pay (determined by U.S. HR Leveraged Services). For example, if you received 6 weeks (30 days) of severance pay and were reemployed on a regular, full-time basis after 4 weeks (20 days), you would be required to pay 2 weeks (10 days) of severance pay.

         If you are reemployed, terminated, and again qualify for severance pay, the benefit calculation will be based on your total years of service (including the second or subsequent service period), rather than solely on the length of the second or subsequent service period. The second severance amount paid will be the amount resulting from the following calculation: total severance pay benefits (based on equated employment date and total full years of service) minus any previous severance payments already received and not repaid to the Company.

SECTION 8. PLAN ADMINISTRATION

         The Plan Administrator shall administer the Plan and may interpret the Plan, prescribe, amend and rescind rules and regulations under the Plan and make all other determinations necessary or advisable for the administration of the Plan, subject to all of the provisions of the Plan.

         The Plan Administrator may delegate any of its duties hereunder to such persons or persons from time to time as it may designate.

         The Plan Administrator is empowered, on behalf of the Plan, to engage accountants, legal counsel and such other personnel as it deems necessary or advisable to assist it in the performance of its duties under the Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under the Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the management of the Plan. All reasonable expenses thereof shall be borne by the Employer.

         In carrying out its responsibilities under the Plan, including, but not limited to the review of all claims for benefits under the Plan, the Plan Administrator shall have full and exclusive discretionary authority to interpret the terms of the Plan and to determine all issues concerning eligibility for and entitlement to Plan benefits in accordance with the terms of the Plan.

SECTION 9. PLAN TERMINATION AND/OR AMENDMENT

         The Plan shall be effective as of May 10, 1998 and shall terminate on the third anniversary thereof. The Plan may be amended by the Board or its delegee; provided, however, that any such amendment during the period that E.I. du Pont de Nemours and Company owns at least (50%) of the combined voting power of the Company's then outstanding securities must be approved by E.I. du Pont de Nemours and Company. Notwithstanding the foregoing, after a Change of Control, the Plan may not be amended, if such amendment would be adverse to the interest of any eligible employee, without such eligible employee's written consent. After a Change in Control, no Plan termination, except as provided in the first sentence of this Section 9., shall affect the rights of any eligible employee under this Plan, without such eligible employee's written consent.



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SECTION 10. GENERAL PROVISIONS

              Except as otherwise provided herein or by law, no right or interest of any employee under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner, no attempted assignment or transfer thereof shall be effective; and no right or interest of any employee under the Plan shall be liable for, or subject to, any obligation or liability of such employee. When a payment is due under this Plan to an employee who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

              If the Company is obligated by law or by contract to pay severance pay, a termination indemnity, notice pay, or the like, or if the Company is obligated by law to provide advance notice of separation ("Notice Period"), then any payment hereunder shall be reduced by the amount of any such severance pay, termination indemnity, notice pay or the like, as applicable, and by the amount of any compensation received during any Notice Period.

              Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefits shall be construed as giving any employee, or any person whomsoever, the right to be retained in the service of the Employer, and all employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

              If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provisions had not been included.

              This Plan shall be binding upon the heirs, executors, administrators, successors and assigns of the parties, including each employee, present and future, and any successor to the Employer.

              The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

              The Plan shall not be funded. No employee shall have any right to, or interest in, any assets of any Employer which may be applied by the Employer to the payment of benefits or other rights under this Plan.

              Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States Mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

              This Plan shall be construed and enforced according to the laws of the State of Delaware.

SECTION 11. ADMINISTRATIVE PROCEDURES IF A CLAIM IS DENIED

              Claims for benefits from the Plan must be submitted in writing to the Plan Administrator.

              If a claim is wholly or partial denied, you will be notified in writing of the denial within 90 calendar days after U.S. HR Leveraged Services in Ponca City receives the claim, unless special circumstances require an extension. If an extension is required, you will be



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notified in writing of the extension within 90 calendar days after filing the claim. The written notice will explain the reason for the delay and estimate a decision date. In no case will the extension period exceed 180 calendar days from date of receipt of the claim.

              You will be advised in writing by the Plan Administrator or the insurance carrier of the specific reasons for such denial, referred to pertinent Plan provisions on which the denial is based and provided a description of any additional material or information required to perfect the claim, an explanation of why such material or information is necessary, and appropriate information as to the steps to be taken if you wish to submit your claim for review.

              By written request to the Plan Administrator within 60 calendar days after receipt of notice of denial or partial denial, you may seek review by the Plan Administrator of such denial or partial denial. You, or your duly authorized representative, may review pertinent documents relating to the denial and submit issues and comments in writing.

              The Plan Administrator will render a written decision to you within 60 calendar days following receipt of the review request, unless special circumstances require an extension of time. In that case, a decision will be rendered no later than 120 calendar days following receipt of your request. If such an extension is required, written notice of the extension will be furnished to you prior to the start of the extension.

              The Plan Administrator's decision will be furnished to you in writing and will contain specific reasons for the decision and specific references to pertinent Plan provisions on which the denial is based.



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